UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware

001-34064

95-4546874

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 West Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, on March 12, 2009, Ticketmaster Entertainment, Inc. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) of the resignation of Mr. Julius Genachowski from the board of directors of the Company (the “Board of Directors”).  As a result of Mr. Genachowski’s resignation, the Company was no longer in compliance with Rule 4350(c)(1) of Nasdaq’s Marketplace Rules (the “Marketplace Rules”), which requires companies to have a majority of independent directors as defined by the Marketplace Rules.  The Company notified Nasdaq that (1) it would fill the director vacancy with a director who the Board of Directors determines to be independent under Rule 4200 of the Marketplace Rules as expeditiously as possible and (2) in the meantime, the Company would rely on the cure period set forth in Rule 4350(c)(1) of the Marketplace Rules, which gives the Company until the earlier of its next annual stockholders meeting or one year from Mr. Genachowski’s resignation from the Board of Directors to satisfy Nasdaq’s independent director requirements.

With the resignation of Mr. Sean Moriarty from the Board of Directors on March 24, 2009 (as discussed in Item 5.02 below), the Company now has a majority of independent directors serving on the Board of Directors and, as a result, on March 27, 2009, the Company notified Nasdaq that it is now in compliance with Nasdaq Marketplace Rule 4350(c)(1).

On March 27, 2009, the Company received notice from Nasdaq that it no longer complies with Nasdaq's audit committee requirements as set forth in Marketplace Rule 4350, which requires the Company to have an audit committee composed of at least three "independent directors" (as defined in Marketplace Rule 4200(a)(15)).  Following the resignation of Mr. Genachowski from the Board of Directors on March 12, 2009, the Company was left with only two independent directors serving on its audit committee.  The Company will fill the vacancy on the audit committee as expeditiously as possible.

In the meantime, the Company will rely on the cure period set forth in Marketplace Rule 4350(d)(4).  This cure period will run through the earlier of the Company's next annual meeting of stockholders or March 10, 2010, or, if the Company's next annual meeting of stockholders is held before September 8, 2009, through September 8, 2009.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 24, 2009, the Company received notice from Mr. Moriarty that he was resigning from (1) all of his officer positions with the Company and any of its affiliates (including as President of the Company and as Chief Executive Officer of Ticketmaster, a wholly-owned subsidiary of the Company) and (2) the Board of Directors (including the executive committee of the Board of Directors).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By:	/s/ Chris Riley
Name:	Chris Riley
Title:	Senior Vice President & Acting General Counsel

Date:  March 27, 2009